Filed Pursuant to Rule 424(b)(5)
Registration No. 333-196379

PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 3, 2014)

CROSSROADS SYSTEMS, INC.

3,071,739 Units consisting of One Share of Common Stock, par value $0.001 per share, and
One Warrant to Purchase 0.5 Shares of Common Stock, par value $0.001 per share

This prospectus supplement and the accompanying prospectus relate to the sale of up to 3,071,739 units, with each unit consisting of one share of our common stock, par value $0.001 per share, and one warrant to purchase one half of a share of common stock at an exercise price of $2.76 per share of common stock. Accordingly, we are offering 3,071,739 shares of common stock and warrants to purchase 1,535,870 shares of our common stock. The warrants will be exercisable beginning on the six-month anniversary of original issuance and ending on the date that is five years after the date of original issuance. Each unit will be sold at a negotiated price of $2.30 per unit. Units will not be issued or certificated. The shares of common stock and the warrants will be issued separately but purchased together in this offering.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CRDS.” The last reported sale price of our common stock on January 23, 2015 was $2.48 per share. The warrants will not be listed on any national securities exchange.

We have retained Roth Capital Partners and Northland Securities as our placement agents to use their reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agents are not required to arrange for the sale of any specific number or dollar amount of such securities. We have agreed to pay the placement agents the placement agent fees set forth in the table below, which assumes that we sell all units we are offering.

	Per Unit	Total
Public offering price	$2.30	$7,065,000
Placement agent fees(1)	$0.1518	$466,290
Proceeds to us, before expenses	$2.1482	$6,598,710

(1)	In addition to any placement agent fees, we have also agreed to reimburse the placement agents for certain of their expenses in connection with this offering. The placement agents will also receive warrants to purchase an aggregate of 122,870 shares of our common stock. Please see “Plan of Distribution” in this prospectus supplement for more information regarding our arrangements with the placement agents.

As of January 2, 2015, the aggregate market value of our common equity held by non-affiliates was approximately $33.8 million based on the closing price of our common stock of $2.70 per share on December 2, 2014 and the number of outstanding shares held by non-affiliates of 12,517,165 as of January 2, 2015. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered or sold any securities in a primary offering pursuant to Instruction I.B.6 of the general instructions to Form S-3 during the period of 12 calendar months immediately prior to and including the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The placement agents expect to deliver the shares of common stock through the facilities of the Depository Trust Company to the purchasers on or about January 30, 2015.

Roth Capital Partners	Northland Capital Markets

The date of this prospectus supplement is January 27, 2015

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using shelf registration rules. Under the shelf registration rules, using this prospectus supplement and the accompanying prospectus, we may sell from time to time common stock, preferred stock, warrants, subscription rights, units or any combination thereof, in one or more offerings.

It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Information Incorporated by Reference” on page S-18 of this prospectus supplement and “Where You Can Find More Information” on page S-18 of this prospectus supplement.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to any person to whom it is unlawful to make such offer or solicitation. See the “Plan of Distribution” section of this prospectus supplement beginning on page S-15.

References herein to “$” and “dollars” are to the currency of the United States of America. In this prospectus supplement and the accompanying prospectus, “Crossroads,” “the Company,” “we,” “us,” and “our” refer to Crossroads Systems, Inc., a Delaware corporation.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus we may authorize to be delivered to you. Neither we nor the placement agents have authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. Neither we nor the placement agents take any responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus is only accurate as of the date of this prospectus, regardless of the time or delivery of this prospectus and any sale of our securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein may constitute “forward-looking statements.” These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. All statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements related to statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

Forward-looking statements may include statements about our:

•	ability to implement our business strategy, including the transition from a hardware storage company to a software solutions and services provider;
•	anticipated trends and challenges in our business and the markets in which we operate;
•	expected future financial performance;
•	expectations regarding our operating expenses;
•	ability to generate revenues from patent licensing and enforcement activity through our arrangement with Fortress or otherwise;
•	the timing and cost of any licensing and enforcement activity;
•	future legal and other developments in litigation to which we may be a party, including litigation with respect to our ’972 patents;
•	our ability to use federal and state net operating loss tax carryforwards (“NOLs”) and recognize future tax benefits;
•	ability to anticipate market needs or develop new or enhanced products to meet those needs;
•	ability to expand into other sectors of the storage market, beyond protection storage;
•	expectations regarding market acceptance of our products;
•	ability to compete in our industry and innovation by our competitors;
•	ability to protect our confidential information and intellectual property rights;
•	ability to successfully identify and manage any potential acquisitions;
•	ability to manage expansion into international markets;
•	ability to remediate any material weakness in our internal controls identified by our independent registered public accounting firm;
•	ability to maintain or broaden our business relationships and develop new relationships with key suppliers, customers, distributors or otherwise;
•	ability to recruit and retain qualified sales, technical and other key personnel;
•	ability to obtain additional financing; and
•	ability to manage growth.

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All forward-looking statements involve risks, assumptions and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results. These risks, assumptions and uncertainties are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. In light of these risks, uncertainties and assumptions, the forward-looking events might not occur.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur. Forward-looking statements contained or incorporated by reference in this prospectus are based on management’s beliefs and opinions at the time the statements are made. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included or incorporated by reference in this prospectus are made as of the date of this prospectus and we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable securities laws.

S-iv

SUMMARY

This summary highlights information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference in this prospectus supplement. This summary does not contain all the information you should consider before investing in our securities. You should read the following summary together with the more detailed information appearing in this prospectus supplement, the accompanying prospectus and the information incorporated by reference before making an investment decision.

Overview

Crossroads Systems, Inc. is a global provider of data storage solutions. Founded in 1996 and based in Austin, Texas, Crossroads develops technology and products that address specific IT challenges, such as cost-effectively storing and protecting business-critical data. Crossroads’ commitment to innovation is evident through our numerous industry recognitions for excellence in data storage and protection and the successful application of our technology throughout the industry. Our products are sold worldwide to Fortune 2000 companies. Additionally, technology leaders such as Hewlett Packard (HP), Hitachi Data Systems and Fujifilm are among our original equipment manufacturer (OEM) and strategic partners.

Our strategic product focus is on long-term data preservation and protection in markets experiencing high data growth. We currently ship the following products: StrongBox®, StrongBox DataManager, StrongBox VSeries Tape Libraries, SPHiNXTM, Read Verify Appliance®, FileStor HSM, and routers. All of our solutions solve storage and data management problems and protect customers’ long-term investments by reducing both cost and complexity. Moreover, our products are designed with a scalable architecture, allowing companies to purchase additional storage capacity as needed and allowing Crossroads to deliver incremental capacity purchases nearly instantly and without operation-halting downtime. We sell these products through a network of OEM and strategic partners in conjunction with our US and European operations.

Our proprietary technology has resulted in strong intellectual property assets. Crossroads’ technological developments have produced industry recognized patents which have been licensed extensively. Since 2000, Crossroads has received over $61 million in revenue from licensing activity. That licensing activity continues as Crossroads’ technological developments become even more widely used in data storage solutions.

Our Direction and Strategy

Crossroads’ fundamental purpose is to help customers simplify and improve IT operations where access to mission-critical data is key. Our commitment to innovatively solving complex problems provides ongoing value to our customers, partners and shareholders. Our objective is to deliver innovative, reliable, and affordable data protection solutions. By doing so, we expect to increase our product revenues and drive our business towards profitability. As we attempt to gain market acceptance of our newest products, we are concentrating on meeting the needs of select OEM and strategic partners that sell our products, while controlling operating expenses.

Our strategy is to deliver solutions into focused markets where data is critical to the ongoing operations of the business. In today’s business environment, improving the productivity and efficiency of data assets has become a top priority for organizations worldwide. Recent industry research indicates that organizations are required to store data that is estimated to grow at more than 50% annually, but IT budgets are forecasted to grow at less than 4%. As a result of these opposing forces, we believe that many companies find themselves lacking the essential resources to manage their information assets. Our comprehensive data storage and protection solutions present alternatives designed to enable IT managers to easily and cost-effectively store, share, and preserve data and to provide continuous access, while also providing replication for disaster recovery.

As a result of our research and development efforts over the past 18 years, we have a unique and extensive knowledge of data storage and tape technologies. Therefore, protecting our proprietary technology is an important component of our business strategy. We made break-through advances in data storage solutions and have made our technology available to the industry through licensing. More than 50 storage industry providers have entered in licensing arrangements with Crossroads to access and utilize the technology we have developed and patented. We will continue to offer licenses to storage industry providers.

Products

Our products are mainly delivered as software via a hardware appliance. We also provide post contract support and professional services.

We currently sell the following products:

•	StrongBox — a Network-Attached Storage (NAS) appliance that delivers low cost data preservation with built in data protection;
•	StrongBox DataManager — a software enhancement to the StrongBox NAS that provides transparent file migration from primary storage systems, such as NetApp, Windows, Linux, and other servers, into the StrongBox NAS. Users gain fluid data movement all from a single, integrated solution;
•	StrongBox VSeries Tape Libraries — paired with the StrongBox NAS to provide customers a complete data storage solution. StrongBox VSeries libraries use LTO 6 tape media, delivering the most scalable, cost-effective and reliable storage medium available.
•	SPHiNX — a virtual tape system that provides complete data protection to reduce the cost and complexity of data backup and disaster recovery;
•	ReadVerify Appliance (RVA) — proactively monitors tape media usage and the overall health of tape resources;
•	FileStor HSM — a software solution that provides intelligent file management for policy-based data migration; and
•	Fibre Channel (FC) Storage Routers — offer connectivity and protocol conversion from the FC Storage Area Network (“SAN”) to Small Computer System Interface (“SCSI”) tape and disk storage device interfaces.

Principal Markets and Distribution Channels, Marketing and Customers

We employ an OEM and strategic partner distribution strategy as a way to leverage our resources. We have recently adjusted our distribution strategy to focus on a smaller number of partners who have the potential to sell large quantities of our products, perform installation, and offer certain levels of ongoing support. Our approach is to work with partners who offer our products as part of an overall data protection and preservation solution to their customers. Our sales force is responsible for managing key OEM and strategic partner relationships. End user customers include small businesses, government agencies and large, multinational corporations. Our customers also include parties that we have entered into contracts with for the use of our patented technology through our licensing campaign. Our product sales are concentrated with several key customers.

A large portion of our revenue comes from either our licensing campaign or OEM relationships. OEM relationships require several years to mature and must be considered in our time to market requirements. We are party to a software license and distribution agreement with HP whereby we license to HP certain software products and intellectual property rights for use in HP’s products. HP pays us royalties and support fees pursuant to contractual formulas in the agreement. Sales to HP, which include IP license revenue, comprised 36.6% of revenue in fiscal 2014, compared to 45.0% of revenue in fiscal 2013. We expect our HP OEM product and maintenance revenue to continue to decline as HP transitions to HP-proprietary solutions.

In August 2013, we announced an OEM relationship with FUJIFILM Recording Media U.S.A., Inc. where Crossroads allows Fujifilm to private label the Crossroads StrongBox product. Crossroads and Fujifilm began their strategic alliance in June 2009 through an agreement to offer Crossroads’ storage technologies to Fujifilm’s customers. The private label relationship is designed to allow Fujifilm to offer its customers the StrongBox appliance, marketed by Fujifilm as Dternity, and technology for seamless integration with Fujifilm’s Permivault, a cloud based storage service.

Technology Licensing

We generate revenue when companies using our technology agree to pay us either an upfront licensing fee, or a combination of upfront initial fees and on-going licensing fees for use of our intellectual property. Our licensing and litigation settlements sometimes include provisions to cross-license patents from other companies, further enhancing our intellectual property assets and product capabilities. The Company’s intellectual property assets are identified in two distinct categories. The first category, known as the’972 patent family, consists of 31 patents and pending patents that are primarily concentrated around access controls. The second category, known as the non-’972 patents, consists of 123 patents and pending patents that are primarily directed to five product families: optimizing command processing, enabling interoperability, managing networks, enhancing tape libraries, and improving data systems. These product families are described in more detail below.

The ’972 Patent Family

The ’972 patent family has been the focus of years of litigation and current licensing campaigns. As of October 31, 2014, approximately 50 companies have licensed’972 patents from Crossroads. Of these, 17 companies licensed our patents without litigation and the remaining companies took licenses as a result of litigation-related settlements. All lawsuits have been filed in the U.S. District Court for the Western District of Texas.

One of the litigated cases in the Western District Court of Texas went through a jury trial. The jury reached a verdict that the asserted patents were valid and infringed by the defendant. The jury awarded damages to Crossroads which consisted of 3% and 5% of product sales as reasonable royalties on two different infringing products made by the defendant. The case was appealed to the U.S. Court of Appeals for the Federal Circuit, and the jury’s verdict was affirmed. In another case, we received a default judgment against the defendant and were entitled to an award of royalties. In another case, the U.S. Patent and Trademark Office was asked and conducted a re-examination of certain patents within the ’972 Patent Family. The U.S. Patent and Trademark Office examined over two hundred prior art references and ultimately re-certified the patentability of the claims of those patents. In the course of our lawsuits to date, the U.S. District Court has construed the meaning of several terms within the claims of the ’972 patent family and in each instance the rulings were in favor of Crossroads.

The Non-’972 Patent Family

Our non-’972 patent family comprises five distinct patent categories:

•	“Optimized Command Processing” relating to techniques for ensuring that data and messages flow smoothly through the network;
•	“Enabling Interoperability” relating to facilitating communication between different protocols and networks;
•	“Managing the Network” relating to methods for diagnosing and correcting network errors;
•	“Enhancing Tape Libraries” relating to enhancing and optimizing operation of tape storage for Storage Area Networks (SANs); and
•	“Improving Data Systems” relating to techniques for optimizing file systems and database usage in SANs.

In connection with a loan from CF DB EZ LLC, an affiliate of Fortress Credit Co LLC with its affiliates (collectively referred to as Fortress) the non-’972 patents were assigned to a limited partnership controlled by Fortress, and are subject to a security interest granted to Fortress in connection with a secured credit agreement entered into with Fortress in July 2013. Certain terms in the Fortress agreement permit us to recover full control of the assets in return for the satisfaction of any outstanding indebtedness, payment of a $2 million monetization call option fee, and closing fees of approximately $280,000. We are evaluating strategic alternatives related to the non-’972 patent portfolio, including the possibility of exercising our rights in the agreement to regain full control of the patents. In May 2014, Crossroads made an optional principal pre-payment to Fortress in the amount of $2 million. As of October 31, 2014, Crossroads had an outstanding principal balance of $5.3 million.

In November 2013, the Company hired a third-party patent consulting firm to analyze the non-’972 patents. The firm was paid a flat fee and tasked to provide an unbiased, fact-based professional opinion on the monetization potential of the portfolio. This firm determined that the 117 patent assets reviewed comprise 78 distinct patent families and the average remaining life on these patents exceeds 10 years. Certain of the non-’972 patents likely apply to technology that complies with four industry standards. Because these industry standards are widely-used, we believe that dozens of companies may have used, or may be using, the technology described in our patents without authority or properly being licensed by Crossroads. The third party analysis estimated that past and future revenues of products that may potentially infringe our non-’972 patents could exceed $82 billion. However, Crossroads can provide no assurance regarding the accuracy of the assumptions underlying this analysis or our ability to recover any royalties or licensing fees relating to these patents, and the timing for any such royalties or licensing fees.

In August 2014, the Company hired an intellectual property law firm to provide consulting services related to Crossroads' non-972 patent portfolio. The work to be done by the firm is designed to validate key assumptions, propose a detailed monetization strategy and timeline, identify potentially infringing companies and products, develop detailed claims charts, and estimate revenue opportunities associated with each potentially infringing company. Crossroads expects the firm to complete their work in 2015.

Crossroads has not yet begun an active licensing program for the non-’972 patent family. Because we have not developed a strategy, nor identified which potentially infringing companies to first pursue, we have not created a budget for litigation or monetization of our non-’972 patent portfolio. Various monetization alternatives available to us include the following:

•	Selling all or a portion of the patent family;
•	Engaging in litigation against infringing companies to require such companies to take a license to our technology. In such litigation, Crossroads will evaluate whether to pay all the legal fees and expenses but retains rights to all the monetization revenue or employ a contingent fee structures, or some hybrid fee and expense structure;
•	Entering into strategic partnerships with other patent monetization companies to assist in the monetization of the portfolio. In these arrangements, Crossroads would share a portion of the license revenues, in return for the strategic partner taking responsibility for all litigation expenses related to licensing. In most cases, Crossroads would be responsible for out of pocket expenses including travel, expert witnesses, and other expenses not directly related to licensing activity;
•	Raising additional capital through the sale of equity or debt.

We are carefully reviewing these and other options to monetize the portfolio. Other options may become available to us and we will review those alternatives appropriately.

Legal Proceedings

The Company is and may become involved in various lawsuits as well as other certain legal proceedings that have not been fully resolved and arise in the ordinary course of business. These are proceedings to which we are a party in our own name or proceedings that have been brought against the Company. Information regarding certain material litigation proceedings is provided in Item 3. Legal Proceedings of our Annual Report on Form 10-K for the year ended October 31, 2014, as filed with the SEC on January 14, 2015.

THE OFFERING

The offering terms are summarized below solely for your convenience. For a more complete description of the terms of our securities, see “Description of Securities.”

Issuer
Crossroads Systems, Inc.
Common Stock Offered
3,071,739 shares of common stock
Warrants Offered
Warrants to purchase 1,535,870 shares of common stock
Each warrant will have an exercise price of $2.76 per share and are exercisable beginning on the six-month anniversary of original issuance and ending on the date that is five years after the date of original issuance. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.
Common Stock to be Outstanding after This Offering
Approximately 19,104,732 shares of common stock
Use of Proceeds
We intend to principally use the net proceeds of this offering to continue to fund our efforts related to the monetization of our intellectual property portfolio, including the costs of ongoing litigation and other proceedings. Pending the use of the proceeds for other purposes, we also may use a portion of our net proceeds to enhance liquidity and operational flexibility, including removing certain limitations placed on our non-’972 patents by repaying all or a portion of our existing indebtedness and certain other obligations under our agreements with an affiliate of Fortress Credit Co LLC, including the monetization call option payment required in order to relieve our obligations to Fortress to pay it a portion of proceeds from monetization of our non-’972 patents. In addition, we may also use a portion of our net proceeds to acquire and invest in other products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction and are not involved in negotiations to do so. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We intend to use any remaining net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”
NASDAQ Symbol of Our Common Stock
“CRDS”
No Market for Warrants
There is no established public trading market for the warrants, and we do not intend to apply to list the warrants on any securities exchange or automated quotation system.

Risk Factors
Investment in our securities involves substantial risks. You should read this prospectus supplement and the accompanying prospectus carefully, including the sections entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended October 31, 2014, as filed with the SEC on January 14, 2015, which is incorporated by reference into this prospectus, before making an investment decision.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks described below and in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended October 31, 2014, as filed with the SEC on January 14, 2015, which is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in our subsequent filings with the SEC. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows and our prospects could be harmed. In that event, the price of our securities could decline and you could lose part or all of your investment.

Additional Risks Related to this Offering

The share price of our common stock has been and will likely continue to be volatile.

The trading price of our common stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in these risk factors and elsewhere in our reports and other documents filed with the Securities and Exchange Commission, factors that may cause volatility in our share price include:

•	our ability to meet our working capital needs;
•	quarterly variations in operating results;
•	changes in financial estimates by us or securities analysts who may cover our stock or by our failure to meet the estimates made by securities analysts;
•	changes in market valuations of other similar companies;
•	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, divestitures, strategic relationships or joint ventures;
•	additions or departures of key personnel;
•	any deviations in net sales or in losses from levels expected by securities analysts;
•	unfavorable legal or regulatory rulings associated with the enforcement of our IP rights;
•	the realization of any of the risk factors presented in this prospectus; and
•	future sales of common stock.

Furthermore, the stock markets recently have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes, international currency fluctuations or political unrest, may negatively impact the market price of our common stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention.

Management will have immediate and broad discretion as to the use of the proceeds from this offering and may invest or spend the proceeds of this offering in ways in which you may not agree and in ways that may not yield returns to shareholders.

We will retain broad discretion over the use of proceeds from this offering. We intend to use the net proceeds principally to continue to fund our efforts related to the monetization of our intellectual property portfolio, and other uses as described under “Use of Proceeds.” Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, it is possible that the net proceeds may be used in a way that does not improve our operating results or enhance the value of our common stock.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise fund in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or automated quotation system. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as shareholders until such holders exercise their warrants.

Until you acquire shares upon exercise of your warrants, you will have no rights as shareholders with respect to the shares underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

We expect that the net proceeds from the sale of the shares of common stock that we are offering will be approximately $6.0 million, after deducting the placement agents’ commission and estimated offering expenses payable by us. There can be no assurance we will sell any or all of the securities offered hereby, or that any warrants offered hereby will be exercised. Because there is no minimum offering amount required as a condition to closing this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

We intend to principally use the net proceeds of this offering to continue to fund our efforts related to the monetization of our intellectual property portfolio, including the costs of ongoing litigation and other proceedings. Pending the use of the proceeds for other purposes, we also may use a portion of our net proceeds to enhance liquidity and operational flexibility, including removing certain limitations placed on our non-’972 patents by repaying all or a portion of our existing indebtedness and certain other obligations under our agreements with Fortress, including the monetization call option payment required in order to relieve our obligations to Fortress to pay it a portion of proceeds from monetization of our non-’972 patents. In addition, we may also use a portion of our net proceeds to acquire and invest in other products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction and are not involved in negotiations to do so. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We intend to use any remaining net proceeds from this offering for working capital and general corporate purposes. We have not yet determined the manner in which we will allocate the net proceeds, and management will retain broad discretion in the allocation and use of the net proceeds, including the possibility of restructuring or repaying debt and related obligations. The amount and timing of these expenditures will vary depending on a number of factors, including the amount of any cash generated by our operations, competitive and technological developments and the rate of growth, if any, of our business.

Our outstanding indebtedness under our credit agreement with Fortress consists of a Term Loan A, in the initial amount of $5.0 million and maturing on July 22, 2016, and a Term Loan B, in the initial amount of $5.0 million and maturing on February 1, 2016. The interest rate on these term loans is 10.0%. As of October 31, 2014, Crossroads had an outstanding principal balance of $5.3 million.

Until we use the net proceeds of this offering, we intend to invest the net proceeds in short-term and immediate-term interest-bearing obligations, investment-grade securities, certificates of deposit or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. Except for dividends payable on our preferred stock, we currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Holders of our Series F Convertible Preferred Stock have dividend rights that rank senior to our common stock and include a covenant prohibiting us from paying dividends while at least 20% of the currently issued Series F Convertible Preferred Stock is outstanding prior to the payment of accrued dividends on the Series F Convertible Preferred Stock. Except as required by the terms of our preferred stock, any future determination to declare cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant, as well as limitations imposed by our credit agreements and the terms of our preferred stock.

The Series F Convertible Preferred Stock has dividend rights described under the heading “Description of Capital Stock — 5.0% Series F Convertible Preferred Stock and Warrants Issued in Our March 2013 Private Placement — 5.0% Series F Convertible Preferred Stock — Dividend Rights” starting on page 7 of the accompanying prospectus.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of October 31, 2014:

•	on an actual basis; and
•	on an as adjusted basis to give effect to the issuance of 3,071,739 shares of our common stock in this offering and the application of assumed net proceeds of $6.0 million, as described in “Use of Proceeds,” as if this offering had taken place on October 31, 2014.

You should read the information below in conjunction with the consolidated financial statements and the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended October 31, 2014 and incorporated by reference into in this prospectus.

	As of October 31, 2014
	Actual	As Adjusted
	(unaudited, in thousands)
Cash and cash equivalents and restricted cash	$4,946	10,995
Long-term debt, excluding current portion, net of debt discount	$1,651	1,651
Stockholders’ equity (deficit):
Common stock, $0.001 par value, 75,000,000 shares authorized, 15,831,810 shares outstanding, actual, and 18,903,049 shares outstanding, as adjusted	16	19
5.0% Series F convertible preferred stock, $0.001 par value, 25,000,000 shares authorized, 3,318,197 shares issued and outstanding, net	3	3
Additional paid-in capital	226,208	232,254
Accumulated other comprehensive loss	(60)	(60)
Accumulated deficit	(226,417)	(226,417)
Total stockholders’ equity (deficit)	(250)	5,799
Total capitalization	$1,401	7,450

DESCRIPTION OF SECURITIES

In this offering, we are offering a maximum of 3,071,739 shares of common stock and warrants to purchase an aggregate of up to 1,535,870 additional shares of common stock. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering. This prospectus supplement also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 5 of the accompanying prospectus.

Warrants

The warrants offered in this offering will be issued in registered form pursuant to a subscription agreement between each of the purchasers and us. You should review the forms of subscription agreement and warrant, which we will file as exhibits to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the warrants and is subject in all respects to the provisions contained in such warrants.

Term.  The warrants are exercisable beginning six months from the date of original issuance and ending the date that is five years after the date of original issuance.

Exercise Price.  Each warrant will be exercisable for the purchase of one half of a share of common stock at an exercise price of $2.76 per whole share, payable in U.S. dollars. The exercise price and number of shares issuable on exercise of the warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Exercisability.  Subject to the limitations described below, holders may exercise the warrants beginning on the date of issuance and at any time during the applicable term of the warrant. The warrants will be exercisable, at the option of each holder, in whole or in part (but not as to fractional shares), by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise permitted in limited circumstances as discussed below). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that such exercise would cause the holder to beneficially own more than 4.999% of the outstanding common stock after exercise, except that this limitation may be waived by our Board of Directors. Additionally, a holder who (together with its affiliates) beneficially owns greater than 5% but less than 10% of our common stock may not exercise any portion of the warrant to the extent that such exercise would cause the holder to own more than 9.999% of our common stock, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding common stock after exercising the holder’s warrants up to 19.999% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. In no event may a holder exercise any portion of a warrant to the extent such exercise would cause the holder to beneficially own more than 19.999% of our common stock, and this limitation cannot be waived. No fractional shares of common stock will be issued in connection with the exercise of a warrant. Instead, the number of shares of common stock exercised will be rounded up to the nearest whole number.

We will attempt to maintain the effectiveness of a current prospectus covering the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and we may not be able to maintain our eligibility to use such current prospectus. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if we are not eligible to use such current prospectus or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have decreased value.

Delivery of Shares.  Upon the holder’s due exercise of a warrant, we will promptly, but in no event later than three trading days after the exercise date, issue and deliver, or cause to be issued and delivered, the shares of common stock issuable upon exercise of the warrant. In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Company through its Deposit Withdrawal Agent Commission System or another established clearing corporation performing similar functions.

Cashless Exercise.  If, at the time a holder exercises its warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares underlying the warrant to the holder, and an exemption from registration permitting cashless exercise of the warrant and the public resale of the underlying shares is available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may exercise its warrant (either in whole or in part) on a cashless basis by delivering an exercise notice to us and receive upon such exercise the net number of shares of common stock determined according to a formula set forth in the warrant. Except in this limited circumstance, the warrants do not permit cashless exercise.

Transferability.  Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Authorized Shares.  During the period the warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the warrants upon the exercise of such warrants.

Exchange Listing.  We do not plan on making an application to list the warrants on any national securities exchange or other nationally recognized trading system. We do not intend to make a market in the warrants and do not expect that one will develop. Therefore, the warrant holders may have to hold the warrants they purchase in this offering, until such time, if any, as they wish to exercise them.

Fundamental Transactions.  In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets or a tender offer or exchange offer that has been accepted by the holders of more than 50% of our common stock, then upon any subsequent exercise of a warrant, the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrant is exercisable immediately prior to such event. In such an event, the holder may request the issuance of a substitute warrant evidencing the holder’s right to purchase such alternative consideration received in connection with such transaction, or the holder may elect to receive cash equal to the Black-Scholes value of the unexercised portion of the warrant.

Notwithstanding the foregoing, in the event that the consideration paid in a fundamental transaction consists only of cash and/or publicly traded stock, the warrant holder shall only be entitled to receive an amount of such consideration equal to the excess of (i) the amount of consideration payable on the number of unexercised shares underlying the warrant over (ii) the aggregate exercise price of the unexercised portion of the warrant. In such an event, the holder shall not have the ability to request a new substitute warrant or receive a payment as described in the prior paragraph.

Right as a Stockholder.  Except as otherwise provided in the warrants or by virtue of such holder’s separate ownership of shares of our common stock, the holders of the warrants will not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Amendments.  We may amend the warrants without the consent of any holders for the purpose of, among other things, curing ambiguities or defective provisions or amending the warrants in any manner that we deem necessary or desirable and that will not adversely affect the interests of the holders in any material respect. However, we may only add, change or eliminate provisions of the warrants or modify the rights of the holders of warrants, including any amendment that adversely affects the exercise rights of the holders in a material respect, with the consent of the holders of not fewer than a majority of the then unexercised warrants affected by such amendment, except that we cannot make any of the following amendments to an individual without the consent of the holder; (a) any amendment that materially and adversely affects that holder in a disproportionate manner relative to the other holders or (b) any increase in the exercise price or decrease in the number of Warrant Shares (other than automatic adjustments for stock splits, combinations and the like).

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC, or Roth, and Northland Securities, or Northland, which we refer to together as the placement agents, have agreed to act as the placement agents in connection with this offering. The placement agents may engage selected dealers to assist in the placement of the shares and warrants. The placement agents are not purchasing or selling any of the shares offered by this prospectus supplement and the accompanying prospectus, nor are they required to arrange the purchase or sale of any specific number or dollar amount of shares. The placement agents have agreed to use their commercially reasonable efforts to arrange for the sale of all of the shares and warrants offered hereby. We will enter into one or more subscription agreements directly with investors in connection with this offering and we may not sell the entire amount of shares and warrants offered pursuant to this prospectus supplement and the accompanying prospectus. The purchase price for the shares has been determined based upon arm’s-length negotiations between the purchasers and us.

Commissions and Expenses

We have agreed to pay the placement agents an aggregate cash placement fee equal to 6.6% of the gross proceeds in this offering.

The following table shows per unit and total cash placement agents’ fees we will pay to the placement agents in connection with the sale of the shares offered pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the shares offered hereby:

Per Unit	$0.1518
Total	$466,290

The placement agents also will receive warrants to purchase up to an aggregate of 122,870 shares of our common stock, or 4% of the aggregate number of shares of common stock included in the units that are sold in the offering, with an exercise price of $2.76 per share and an expiration date of January 30, 2020. Such placement agent warrants are initially exercisable six months following issuance. Pursuant to FINRA Rule 5110(g), neither the placement agent warrants nor any warrant shares issued upon exercise of the placement agent warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:

(i)	by operation of law or by reason of reorganization of the Company;
(ii)	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;
(iii)	if the aggregate amount of securities of the Company held by the holder of the placement agent warrants or related person do not exceed 1% of the securities being offered; or
(iv)	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or
(v)	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We have agreed to reimburse the placement agents for reasonable out-of-pocket expenses, including (i) the reasonable fees and disbursements of legal counsel retained by the placement agents, incurred by them in connection with the offering, up to an aggregate of $215,000 plus (ii) other accountable expenses of the placement agents incurred by them in connection with the offering, up to an additional $35,000.

In accordance with the rules and regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, in no event may the compensation payable to FINRA members and independent broker-dealers be unfair or unreasonable. We have also agreed with the placement agents that the number of shares underlying the placement agent warrants will be reduced if necessary to comply with FINRA rules and regulations.

Our obligation to issue and sell shares to the purchasers is subject to the conditions set forth in the subscription agreements, which may be waived by us at our discretion. The purchasers’ obligation to purchase shares is subject to the conditions set forth in the subscription agreements as well, which may also be waived.

We currently anticipate that the sale of the shares will be completed on or about January 30, 2015. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agents’ fee, will be approximately $550,000, which includes legal and printing costs, various other fees and reimbursement of the placements agent’s expenses. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the investors.

Except as disclosed in this prospectus supplement, the placement agents have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

Indemnification of Placement Agents

We will indemnify the placement agents against some civil liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we will contribute to payments the placement agents may be required to make in respect of those liabilities.

No Sales of Common Stock

The placement agents have required each of our directors and officers to agree not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of our common stock or Series F Convertible Preferred Stock without the prior written consent of Roth Capital Partners, LLC for a period of 60 days after the date of the final prospectus.

The restrictions described in the immediately preceding paragraph do not apply to certain items, including transfers as a bona fide gift or gifts, transfers by will or intestate succession, or to any trust for the direct or indirect benefit of the director or officer or his or her immediate family, provided that in each case any such recipient agrees to be bound by the terms of the restrictions described above. Additionally, the foregoing restrictions shall not prevent exercises of outstanding options or warrants or conversion of outstanding securities, the transfer of securities in connection with a bona fide acquisition of us, or the establishment of a “Rule 10b5-1” trading plan (provided that no sales may be made under such plan during the lock-up period).

We have agreed that for a period of 60 days after the date of the final prospectus, we will not, without the prior written consent of Roth Capital Partners, LLC, which may not be unreasonably withheld, offer, sell or otherwise dispose of any shares of our common stock.

The 60-day restricted period in all of the agreements described above is subject to extension if (i) during the last 17 days of the restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Roth Capital Partners, LLC waives the extension in writing.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by either placement agent, or by an affiliate. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any placement agent’s website and any information contained in any other website maintained by any placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement or securities purchase agreements, copies of which are included as exhibits to our Current Report on Form 8-K that we will file with the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-18 of this prospectus supplement.

Regulation M Restrictions

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares offered hereby by any placement agent acting as a principal. Under these rules and regulations, each placement agent:

•	must not engage in any stabilization activity in connection with our securities; and
•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the placement agents and any selling group members may engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the placement agents and their affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the placement agents and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agents and their affiliates may at any time hold long or short positions in such securities or loans.

The following individuals or entities may purchase securities in this offering: (i) affiliates of the Placement Agents; (ii) Lone Star Value Investors, LP, an affiliate of Jeffrey Eberwein (Chairman of our board of directors), or its affiliates; and (iii) entities controlled by certain directors, officers, management and other employees of the Company.

LEGAL MATTERS

The validity of the common stock and warrants offered hereby and certain other legal matters will be passed upon for us by Andrews Kurth LLP, Austin, Texas. Certain legal matters will be passed upon for the placement agents by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

PMB Helin Donovan, LLP, an independent registered public accounting firm, has audited our consolidated financial statements at October 31, 2014 and 2013, and for each of the two years in the period ended October 31, 2014, incorporated in this registration statement by reference to our Form 10-K for the year ended October 31, 2014. Our consolidated financial statements are incorporated by reference herein in reliance on the report of PMB Helin Donovan, LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You may also request a copy of these filings, at no cost to you, by writing or telephoning us at the following address: Crossroads Systems, Inc., 11000 North Mo-Pac Expressway, Suite 150, Austin, TX 78759, phone number (512) 349-0300.

We have filed a registration statement with the SEC relating to the distribution of the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement and the exhibits and financial statements included with, or incorporated by reference into, the registration statement. References in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents.

We are not, and the placement agents are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since that date.

We furnish or make available to our stockholders annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We also furnish or make available to our stockholders our quarterly reports containing unaudited interim financial information for each of the first three quarters of each year.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents that contain such information. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended October 31, 2014, filed with the SEC on January 14, 2015;
•	our Definitive Proxy Statement filed with the SEC on February 14, 2014;

•	the description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on August 24, 2011, as updated or amended in any amendment or report filed for such purpose; and
•	the description of our stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on May 23, 2014, as updated or amended in any amendment or report filed for such purpose.

Any statement contained in any document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost. Requests for these documents can be made by writing or telephoning us at our address set forth above under “Where You Can Find More Information.”

PROSPECTUS

CROSSROADS SYSTEMS, INC.

$25,000,000
Common Stock
Preferred Stock
Warrants
Subscription Rights
Units

2,979,933 Shares of Common Stock Offered by Selling Securityholders

We may offer and sell, from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $25,000,000.

We are also registering 2,979,933 shares of common stock that may be sold by the selling securityholders named herein, which amount includes 993,311 shares of common stock issuable upon the exercise of warrants. We will not receive any proceeds from the sale of shares by the selling securityholders. We may receive proceeds from the exercise of warrants, the underlying shares of which may be sold by the selling securityholders under this prospectus. If all 993,311 warrants are exercised for cash, assuming current exercise prices, we would receive aggregate gross proceeds of approximately $2.4 million. We cannot assure you that the warrants will be exercised for cash, if at all.

We will provide specific terms of any offering by us in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; on a delayed or continuous basis; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. The selling securityholders may offer shares of our common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at negotiated prices. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 23 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CRDS.” The last reported sale price of our common stock on June 26, 2014 was $3.68 per share. We will provide information in any applicable prospectus supplement regarding any listing on any securities exchange of securities other than shares of our common stock.

As of June 26, 2014, the aggregate market value of our common equity held by non-affiliates was approximately $44.8 million based on the closing price of our common stock of $3.68 per share and the number of outstanding shares held by non-affiliates of 12,183,451. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered or sold any securities in a primary offering pursuant to Instruction I.B.6 of the general instructions to Form S-3 during the period of 12 calendar months immediately prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 3, 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a maximum dollar amount of $25,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, will include all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the selling securityholders have authorized anyone to provide you with any different information. Neither we nor the selling securityholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read this prospectus and any prospectus supplement together with the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information.” Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions. Neither this prospectus nor any prospectus supplement is an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction where the offer or sale is not permitted.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission’s website or at the Securities and Exchange Commission’s offices mentioned under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward-looking statements.” These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. All statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements related to statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

Forward-looking statements may include statements about our:

•	ability to implement our business strategy, including the transition from a hardware storage company to a software solutions and services provider;
•	anticipated trends and challenges in our business and the markets in which we operate;
•	expected future financial performance;
•	expectations regarding our operating expenses;
•	ability to generate revenues from patent licensing and enforcement activity through our arrangement with Fortress;
•	future legal and other developments in litigation to which we may be a party;
•	ability to anticipate market needs or develop new or enhanced products to meet those needs;
•	ability to expand into other sectors of the storage market, beyond protection storage;
•	expectations regarding market acceptance of our products;
•	ability to compete in our industry and innovation by our competitors;
•	ability to protect our confidential information and intellectual property rights;
•	ability to successfully identify and manage any potential acquisitions;
•	ability to manage expansion into international markets;
•	ability to remediate any material weakness in our internal controls identified by our independent registered public accounting firm;
•	ability to maintain or broaden our business relationships and develop new relationships with key suppliers, customers, distributors or otherwise;
•	ability to recruit and retain qualified sales, technical and other key personnel;
•	ability to obtain additional financing; and
•	ability to manage growth.

All forward-looking statements involve risks, assumptions and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results. These risks, assumptions and uncertainties are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. In light of these risks, uncertainties and assumptions, the forward-looking events might not occur.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur. Forward-looking statements contained or incorporated by reference in this prospectus are based on management’s beliefs and opinions at the time the statements are made. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included or incorporated by reference in this prospectus are made as of the date of this prospectus and we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information you should consider before investing in our securities. You should read the following summary together with the more detailed information appearing in this prospectus and the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety, including our consolidated financial statements and related notes as well as the section entitled “Risk Factors” herein and in the documents incorporated by reference, before deciding whether to purchase our securities. Unless the context otherwise requires, we use the terms “Crossroads Systems,” the “company,” “we,” “us” and “our” in this prospectus to refer to Crossroads Systems, Inc. and its subsidiaries on a consolidated basis.

Overview

Crossroads Systems, Inc. (“Crossroads” “the Company,” “we” or “us”) is a global provider of data protection solutions. A 17-year old company based in Austin, Texas, Crossroads develops products that address specific IT challenges, such as cost-effectively storing and protecting business-critical data. Crossroads’ commitment to innovation is evident through our 100+ patent awards and numerous industry recognitions for excellence in data storage and protection. Our products are sold worldwide to Fortune 2000 companies. Additionally, technology leaders such as IBM, Hewlett Packard (HP), Hitachi Data Systems (HDS) and Fujifilm are among our original equipment manufacturer (OEM) and strategic partners.

Our strategic focus is on long-term data preservation in markets experiencing high data growth. We currently ship the following products: StrongBox®, Read Verify Appliance®, SPHiNXTM, and storage bridges and routers. All of our solutions solve data management problems involving storage, protection, and archiving. Our approach emphasizes long-term investment protection for our customers by reducing the complexities and ongoing costs associated with data protection and storage management. Moreover, our products are designed with a scalable architecture, which enables companies to purchase additional storage as needed and make it available instantly without operation-halting downtime. We sell these products through a network of OEM and strategic partners for our US and European operations.

Recent Developments

On May 23, 2014, our board of directors adopted a Tax Benefit Preservation Plan to help deter acquisitions of our common stock that could result in an ownership change under Section 382 of the Internal Revenue Code, and thus help preserve the value of certain deferred tax benefits, including net operating loss, or NOL, carryforwards. The Tax Benefit Preservation Plan is designed to deter acquisitions of our common stock that would result in a stockholder owning 4.99% or more of our common stock (as calculated under Section 382 of the Internal Revenue Code), or any existing holder of 4.99% or more of our common stock acquiring additional shares, by substantially diluting the ownership interest of any such stockholder unless the stockholder obtains an exemption from our board of directors. The adoption of the Tax Benefit Preservation Plan is intended to reduce the likelihood that changes in our investor base have the unintended effect of limiting our use of NOL carryforwards to our tax benefit in the future. For a more complete description of the terms of this plan, please see ““Description of Capital Stock — Tax Benefit Preservation Plan” in this prospectus.

Corporate Information

We were incorporated in Delaware in September 1996. Our corporate headquarters are located at 11000 North Mo-Pac Expressway, Austin, Texas 78759. Our telephone number is (512) 349-0300. Our website address is www.crossroads.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our common stock.

“Crossroads,” “Crossroads Systems,” “FMA,” “NearEdge,” “ReadVerify,” “RVA,” “ShareLoader,” “StrongBox,” “TapeSentry,” XpanDisk,” and “XpanTape” and other trademarks of ours appearing in this prospectus in the documents incorporated by reference are the property of Crossroads Systems, Inc. This prospectus and the documents incorporated by reference into the registration statement of which this prospectus is a part contain additional trade names and trademarks of ours and of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

RISK FACTORS

Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the specific risks set forth under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended October 31, 2013, filed with the Securities and Exchange Commission on January 23, 2014, which is incorporated by reference in this prospectus, before making an investment decision. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities by us for general corporate purposes, which may include working capital, capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities, other corporate expenses and acquisitions of products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

We will not receive any proceeds from the sale of our securities by the selling securityholders pursuant to this prospectus. We may receive proceeds from the issuance of shares of our common stock upon the exercise of the warrants. 993,311 shares of our common stock issuable upon the exercise of warrants are included in this prospectus, with the following exercise prices:

•	warrants to purchase 943,311 shares of common stock have an exercise price of $2.46 per share; and
•	warrants to purchase 50,000 shares of common stock have an exercise price of $2.35 per share.

If all of the outstanding warrants are exercised for cash, assuming the current exercise prices, we would receive aggregate gross proceeds of approximately $2.4 million. We intend to use any proceeds from the exercise of warrants for working capital and other general corporate purposes described above. However, there is no assurance that any of the warrants will ever be exercised for cash, if at all. The warrants also contain a “cashless exercise” provision, whereby if the warrants are exercisable and there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock issuable upon exercise of the warrant, then a warrant may also be exercised at such time by means of a “cashless exercise” by which a warrant holder may elect to exercise the warrants without paying cash. Pursuant to that provision, a warrant holder may exercise a warrant to receive a number of shares of our common stock equal to the difference between the daily volume weighted average price of the common stock and the exercise price of the part of the warrant divided by the number of shares of common stock for which the warrant is being exercised.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our capital stock and certain provisions of our certificate of incorporation and bylaws. For more detailed information, please see our certificate of incorporation and bylaws filed as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 100,000,000 shares, with a par value of $0.001 per share, of which:

•	75,000,000 shares are designated as common stock; and
•	25,000,000 shares are designated as preferred stock.

At April 4, 2014, we had outstanding 14,877,500 shares of common stock, held of record by approximately 170 holders of record. In addition, as April 4, 2014, we had outstanding 3,783,697 shares of 5.0% Series F convertible preferred stock, warrants to purchase a total of 5,575,726 shares of common stock and options to purchase a total of 3,696,318 shares of common stock. Of the outstanding options, 1,858,919 were vested and exercisable.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CRDS.”

Common Stock

Each share of common stock has one vote on each matter submitted to a vote of our stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event we dissolve, holders of common stock are entitled to share ratably the net assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock that May be Issued in the Future

Our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series, to fix the number of shares of any such series and the designation thereof and to fix preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption granted to or imposed upon such preferred stock, including dividend rate, rights and terms of redemption, sinking fund terms, if any, rights in the event of liquidation, dissolution or winding-up or any other relative rights, powers, preferences, qualifications, limitations or restrictions, any or all of which may be greater than or senior to the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments and payments upon liquidation. Such issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock or even the ability to issue preferred stock could have the effect of delaying, deterring or preventing a change in control.

The prospectus supplement for a series of preferred stock will specify the following terms, which have not currently been determined and are not currently known:

•	the maximum number of shares;
•	the designation of the shares;
•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;
•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;
•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;
•	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;
•	the voting rights; and
•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Additionally, we will file as an exhibit to an amendment to the registration statement of which this prospectus forms a part, or will incorporate by reference from a report we file with the SEC, the form of any certificate of designation of any series of preferred stock that we may offer in the future pursuant to this registration statement.

5.0% Series F Convertible Preferred Stock and Warrants Issued in our March 2013 Private Placement

March 2013 Private Placement

On March 22, 2013, we entered into a securities purchase agreement with certain accredited investors for the issuance and sale in a private placement of 4,231,154 units at a purchase price of $2.0625 per unit for net proceeds of approximately $7.9 million after placement fees. We also issued warrants to purchase 167,176 shares of our common stock, par value $0.001 per share, to the designees of the placement agent as part of its fees. The closing of the private placement occurred on March 28, 2013.

Each unit consists of one share of 5.0% Series F convertible preferred stock, par value $0.001 per share, referred to as the “Series F convertible preferred stock,” and warrants to purchase shares of common stock equal to one-half of the number of shares of our Series F convertible preferred stock purchased, at an exercise price of $2.00 per whole share. We used the net proceeds of the private placement for general working capital purposes.

On February 28, 2013, we issued promissory notes to two investors, referred to as the “noteholders,” for an aggregate principal amount of $550,000. Pursuant to the terms of the promissory notes, both noteholders had the right to convert the outstanding amounts under their promissory notes into units at a discount of 15% to the issue price of the units. Each noteholder exercised this right and received 188,235 units, for the noteholder converting $330,000 of promissory notes and interest, and 156,863 units, for the noteholder converting $275,000 of promissory notes and interest.

The descriptions of the purchase agreement, the registration rights agreement, the Certificate of Designation for the Series F convertible preferred stock, the warrants and the transactions contemplated therein in this prospectus are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits to the registration statement of which this prospectus is a part. These agreements and instruments are not intended to provide any other factual information about us. The transaction documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and securityholders should not rely on the representations and warranties as characterizations of the actual state of facts because they are made only as of the respective dates of such documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of such documents, and such subsequent information may not be fully reflected in our public disclosures.

5.0% Series F Convertible Preferred Stock

Pursuant to the Series F purchase agreement, we issued an aggregate of 4,231,154 shares of our Series F convertible preferred stock to the investors. The Series F convertible preferred stock has the rights, qualifications, limitations and restrictions set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on March 28, 2013. The Certificate of Designation authorizes for issuance up to 4,500,000 shares of Series F convertible preferred stock, with 3,750,000 shares designated as “Sub-Series F-1” and 750,000 shares designated as “Sub-Series F-2.”

As of the date hereof, 447,457 shares of Series F convertible preferred stock have been converted into common stock at the option of the holders and 3,783,697 shares of Series F convertible preferred stock remain outstanding.

Conversion Rights

Under the Certificate of Designation, each share of Series F convertible preferred stock is initially convertible into one share of common stock plus the number of shares of common stock determined by dividing the amount (if any) of accrued but unpaid dividends on the Series F convertible preferred stock by the conversion price, which is initially $2.0625 per share and subject to adjustment as described below. Each share of Series F convertible preferred stock may be converted:

•	at the option of the holder at any time; or
•	at our option within one trading day after any such time that:
o	the common stock trades for a price that exceeds three times the conversion price,
o	there is an effective registration statement for the resale of all of the shares of common stock issuable upon conversion of the Series F convertible preferred stock and upon exercise of the warrants or all of the shares issuable upon conversion or exercise may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements; and
o	the average daily trading volume of the common stock exceeds 100,000 shares for 20 consecutive trading days.

The right of holders of Series F convertible preferred stock to convert the Series F convertible preferred stock is subject to a 9.99% beneficial ownership limitation for holders of Sub-Series F-1 and a 4.99% beneficial ownership limitation for holders of Sub-Series F-2. These beneficial ownership limitations may be increased or decreased by a holder of Sub-Series F-1 to any percentage not in excess of 19.99% after providing notice of such increase or decrease to us.

The conversion price of the Series F convertible preferred stock, and therefore the number of shares of common stock into which each share of Series F convertible preferred stock may be converted, is subject to adjustment as set forth below under “— Anti-Dilution Protection.”

Dividend Rights

Dividends on the Series F convertible preferred stock accrue at an annual rate of 5.0% of the original issue price and are payable on a semi-annual basis.

Pursuant to the terms of the Certificate of Designation, the rate at which dividends accrue was increased to an annual rate of 12.0% from July 26, 2013 (120 days after the original issue date of the Series F convertible preferred stock) until September 19, 2013 (the date on which the registration statement registering common stock underlying the Series F convertible preferred stock became effective). At that time, the dividend rate reverted to an annual rate of 5.0%. We may elect to satisfy our obligation to pay semi-annual dividends in cash, by distribution of common stock or a combination thereof, in our discretion.

If we determine to pay any dividends in shares of common stock, the number of shares payable will be the quotient of the amount of the cash dividend per share of Series F convertible preferred stock to be paid in shares of common stock divided by the average of the VWAPs for the thirty (30) consecutive trading days ending on the trading day that is immediately prior to the applicable dividend payment date.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies:

•	if the common stock is then listed or quoted on a trading market, the daily volume weighted average price of the common stock for that date;
•	if the common stock is not then listed or quoted for trading on a trading market and if prices for the common stock are then reported in the Pink Sheets or a similar organization or agency succeeding to its functions of reporting prices, the most recent bid price per share of the common stock so reported; or
•	in all other cases, the fair market value of a share of common stock as determined by an independent appraiser selected in good faith by the holders of a majority of the Series F convertible preferred stock.

Voting Rights

Subject to the beneficial ownership limitations, holders of the Series F convertible preferred stock will be entitled to vote together with the holders of common stock, and not as a separate class, on an as-converted basis, except as otherwise required by Delaware law and the Certificate of Designation and except for certain corporate actions for which holders of the Series F convertible preferred stock will vote as a separate class.

For as long as at least 90% of the aggregate number of shares of Sub-Series F-1 issued on the Original Issue Date are outstanding, the holders of such Sub-Series F-1, voting as single class, will be entitled to elect two directors. If less than 90%, but at least 20%, of the shares of Sub-Series F-1 are outstanding, these holders, voting as a single class, will be entitled to elect one director. The holders of Sub-Series F-2 will not be entitled to vote on the directors elected by the holders of Sub-Series F-1.

As of the date hereof, less than 90% of the aggregate number of shares of Sub-Series F-1 are outstanding, as the remainder have been voluntarily converted into common stock at the option of the holders. Therefore, the holders of Sub-Series F-1 shares are entitled to elect one director to our board of directors.

Anti-Dilution Protection

The Certificate of Designation contains customary anti-dilution protection for proportional adjustments (e.g. stock splits). The Series F convertible preferred stock previously included an anti-dilution provision that would adjust the conversion price of the Series F convertible preferred stock to the issue price of any equity securities we issued at a price less than $2.0625 per share, subject to certain exceptions. This type of provision is commonly referred to as a “full-ratchet” anti-dilution provision. This “full-ratchet” provision is no longer in effect as it was removed from the Certificate of Designation on March 14, 2014 by the requisite approval of the holders of shares of our common stock and Series F convertible preferred stock.

Ranking

The Series F convertible preferred stock ranks senior to the common stock and each other class or series of our capital stock, whether common, preferred or otherwise, with respect to distributions of dividends and distributions upon our liquidation, dissolution or winding up.

Warrants

Exercisability

Pursuant to the Series F purchase agreement, we issued to the investors warrants to purchase an aggregate of 2,115,578 shares of common stock. In addition to the warrants issued to the investors, we also issued warrants to purchase 167,176 shares of common stock to the designees of the placement agent as part of its fees. The warrants are exercisable now, and will expire on or about March 28, 2018, the fifth anniversary of the closing date of the private placement. The right of holders of warrants to exercise warrants for common stock will be subject to a beneficial ownership limitation of 9.99%, with respect to warrants issued to holders of Sub-Series F-1, and 4.99%, with respect to warrants issued to holders of Sub-Series F-2. The beneficial ownership limitations may be increased or decreased by a holder of warrants to any percentage not in excess of 19.99% after providing notice to us of such increase or decrease. If the warrants are exercisable and there is no effective registration statement registering, or no current prospectus available for, the resale of, the warrant shares, then a warrant may also be exercised at such time by means of a “cashless exercise,” determined according to the terms of the warrant.

Anti-Dilution Protection

The warrants contain customary anti-dilution protection for proportional adjustments (e.g. stock splits). The warrants previously contained a “full-ratchet” anti-dilution provision; this provision is no longer in effect as it expired on the one-year anniversary of the issuance of the warrants.

Warrants Issued in Connection with Our July 2013 Fortress Transactions

Exercisability

In July 2013 we issued to an affiliate of Fortress Credit Co LLC warrants to purchase an aggregate of 1,454,545 shares of common stock. The warrants are exercisable now, and will expire on July 22, 2020, the seventh anniversary of the closing date of the Fortress Transaction. If the warrants are exercisable and there is no effective registration statement registering, or no current prospectus available for, the resale of, the warrant shares, then a warrant may also be exercised at such time by means of a “cashless exercise,” determined according to the terms of the warrant.

Anti-Dilution Protection

The warrants contain customary anti-dilution protection for proportional adjustments (e.g. stock splits). These warrants also previously contained a “full-ratchet” anti-dilution provision substantially. In January 2014, we and the warrantholder agreed to amend the warrant to remove this full-ratchet anti-dilution provision.

Warrants Issued in Connection with Our March 2014 Private Placement

Exercisability

In late March and early April 2014, we issued an aggregate of 993,311 warrants to purchase shares of our common stock. 943,311 warrants have an exercise price of $2.46 per whole share and 50,000 warrants have an exercise price of $2.35 per whole share.

These warrants will become exercisable six months from, and will expire five years from, their respective issuance dates. The right of holders of warrants to exercise these warrants is subject to a beneficial ownership limitation of 9.99%. The beneficial ownership limitations may be increased or decreased by a holder of warrants to any percentage not in excess of 19.99% after providing notice to us of such increase or decrease. If the warrants are exercisable and there is no effective registration statement registering, or no current prospectus available for, the resale of, the warrant shares, then a warrant may also be exercised at such time by means of a “cashless exercise,” determined according to the terms of the warrant.

Anti-Dilution Protection

The warrants contain customary anti-dilution protection for proportional adjustments (e.g. stock splits).

Warrants Issued In Our October 2010 Private Placement

In connection with our October 2010 private placement, we issued warrants to purchase an aggregate of 1,074,212 shares of our common stock at an exercise price of $3.20 per share, subject to anti-dilution adjustments. The warrants contain a “cashless exercise” provision, by which a warrant holder may elect to exercise the warrants without paying cash. Pursuant to that provision, a warrant holder may exercise a warrant to receive a number of shares of our common stock equal in market value to the difference between the average of the five day closing bid price for the shares issuable upon exercise and the total cash exercise price of the part of the warrant being exercised. A cashless exercise is not available in the event there is a then effective registration statement on file for the resale of the shares of common stock underlying the warrant.

At the date hereof, 998,096 of these warrants remain outstanding.

Each outstanding warrant is exercisable into shares of common stock by the registered holder thereof, in whole or in part with respect to any portion of such warrant. Each warrant may be exercised on or before the first to occur of:

•	October 22, 2015, and
•	the closing of any capital reorganization, reclassification of our capital stock, consolidation or merger of our company with or into another corporation, other than a consolidation or merger in which we are the surviving entity, or any transfer of all or substantially all of our assets.

Tax Benefit Preservation Plan

On May 23, 2014, our Board of Directors authorized and declared a dividend distribution of one right (a Right) for each outstanding share of our common stock and 5.0% Series F convertible preferred stock to stockholders of record as of the close of business on June 4, 2014. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Series G Participating Preferred Stock, par value $0.001 per share (referred to as the Series G preferred stock), at an exercise price described below under “— Series G Preferred Stock Purchasable Upon Exercise of Rights.” The complete terms of the Rights are set forth in a Tax Benefit Preservation Plan, dated as of May 23, 2014, between the company and American Stock Transfer & Trust Company, LLC, as rights agent.

By adopting the Tax Benefit Preservation Plan, the Board intends to assist in protecting the value of certain deferred tax benefits, including those generated by net operating losses (or NOLs). Our ability to use these NOL tax benefits would be substantially limited if we were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended (the IRC). In general, an ownership change would occur if there is a greater than 50-percentage point change in ownership of our securities by stockholders owning (or deemed to own under Section 382 of the IRC) five percent or more of a corporation’s securities over a rolling three-year period. The Tax Benefit Preservation Plan reduces the likelihood that changes in our investor base have the unintended effect of limiting our use of our NOL tax benefits. The Board believes it is in the best interest of us and our stockholders that we for the protection of the NOL tax benefits by adopting the Tax Benefit Preservation Plan.

The Tax Benefit Preservation Plan is intended to act as a deterrent to any person acquiring shares of our securities equal to or exceeding the trigger amount described below under “— Distribution Date” without the approval of the Board. This would protect the NOL tax benefits because changes in ownership by a person owning less than 4.99% of our stock are not included in the calculation of “ownership change” for purposes of Section 382 of the IRC. The Plan contains procedures pursuant to which our Board may consider requests to exempt certain acquisitions of our securities from the Tax Benefit Preservation Plan if the Board determines that doing so would not limit or impair the availability of the NOL tax benefits or is otherwise in the best interests of us and our stockholders.

The following summary provides only a general description of the Tax Benefit Preservation Plan and is qualified in its entirety by reference to such plan, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Distribution and Transfer of Rights; Rights Certificates

Our Board of Directors has declared a dividend of one Right for each outstanding share of common stock and Series F convertible preferred stock. Prior to the distribution date referred to below:

•	the Rights will be evidenced by and trade with the certificates for the common stock and Series F convertible preferred stock (or, with respect to any uncertificated common stock or Series F convertible preferred stock registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed;
•	new common stock and Series F convertible preferred stock certificates issued after the June 4, 2014 record date will contain a legend incorporating the Tax Benefit Preservation Plan by reference (for uncertificated common stock or Series F convertible preferred stock registered in book entry form, this legend will be contained in a notation in book entry); and

•	the surrender for transfer of any certificates for common stock or Series F convertible preferred stock (or the surrender for transfer of any uncertificated common stock or Series F convertible preferred stock registered in book entry form) will also constitute the transfer of the Rights associated with such shares of stock.

Rights will accompany any new shares of common stock or Series F convertible preferred stock that are issued after the June 4, 2014 record date.

Distribution Date

Subject to certain exceptions specified in the Tax Benefit Preservation Plan, the Rights will separate from the common stock and Series F convertible preferred stock and become exercisable following (i) the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 4.99% or more of the common stock (including ownership of Series F convertible preferred stock as beneficial ownership of common stock) or (ii) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 4.99% or more of the common stock. For the purposes of calculating beneficial ownership of common stock under the Tax Benefit Preservation Plan, each outstanding share of Series F convertible preferred stock is deemed to represent the ownership of the number of shares of common stock issuable upon conversion of such share Series F convertible preferred stock (which, for the sake of clarity, is one share as of the date hereof), notwithstanding any limitations on such holder’s ability to convert shares of Series F convertible preferred stock into common stock. In addition, for purposes of the Tax Benefit Preservation Plan, a person is not deemed to beneficially own any shares of common stock issued or issuable pursuant to any equity award or other stock incentive plan approved by the Board.

The date on which the Rights separate from the common stock and Series F convertible preferred stock and become exercisable is referred to as the “distribution date.”

After the distribution date, we will mail Rights certificates to our stockholders as of the close of business on the distribution date and the Rights will become transferable apart from the common stock and Series F convertible preferred stock. Thereafter, such Rights certificates alone will represent the Rights.

Series G Preferred Stock Purchasable Upon Exercise of Rights

After the distribution date, each Right will entitle the holder to purchase, for $14.00 (the Exercise Price), one one-thousandth of a share of Series G preferred stock having economic and other terms similar to that of one share of common stock. This portion of a Series G preferred stock is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock, and should approximate the value of one share of common stock.

More specifically, each one one-thousandth of a share of Series G preferred stock, if issued, will:

•	not be redeemable;
•	entitle holders to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater;
•	entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater;
•	have the same voting power as one share of common stock; and
•	entitle holders to a per share payment equal to the payment made on one share of common stock if the common stock is exchanged via merger, consolidation or a similar transaction.

Flip-In Trigger

If a person or group of affiliated or associated persons (an Acquiring Person) obtains beneficial ownership of 4.99% or more of the common stock (including shares of Series F convertible preferred stock that are deemed to represent ownership of common stock under the Tax Benefit Preservation Plan), except pursuant to an offer for all outstanding common stock and Series F convertible preferred stock that the independent members of the Board determine to be fair and not inadequate and to otherwise be in the best interests of us and our stockholders after receiving advice from one or more investment banking firms, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock (or, in certain circumstances, cash, property or other securities of the company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by us, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Tax Benefit Preservation Plan, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Any person who, together with its affiliates and associates, beneficially owns 4.99% or more of the outstanding shares of common stock as of the time of the first public announcement of the Tax Benefit Preservation Plan (an Exempt Person) shall not be deemed an Acquiring Person, but only for so long as such person, together with its affiliates and associates, does not become the beneficial owner of any additional shares of common stock while such person is an Exempt Person. A person will cease to be an Exempt Person if such person, together with such person’s affiliates and associates, becomes the beneficial owner of less than 4.99% of the outstanding common stock.

Flip-Over Trigger

If, after an Acquiring Person obtains beneficial ownership of 4.99% or more of the common stock, (i) we merge into another entity, (ii) an acquiring entity merges into us or (iii) we sell or transfer more than 50% of our assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Redemption of the Rights

The Rights will be redeemable at our option for $0.001 per Right (payable in cash, shares of common stock or other consideration deemed appropriate by the Board) at any time on or prior to the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 4.99% or more of the common stock (directly or including Series F convertible preferred stock). Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if we undertake a stock dividend or a stock split.

Exchange Provision

At any time after the date on which an Acquiring Person beneficially owns 4.99% or more of the common stock (directly or including Series F convertible preferred stock) and prior to the acquisition by the Acquiring Person of 50% of the common stock, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for common stock at an exchange ratio of one Common Share per Right (subject to adjustment). In certain circumstances, we may elect to exchange the Rights for cash or other securities of the company having a value approximately equal to one share of common stock.

Expiration of the Rights

The Rights expire on the earliest of (i) 5:00 p.m., New York, New York time, on the date that the votes of our stockholders with respect to our 2015 Annual Meeting of Stockholders are certified, unless the continuation of the Rights is approved by the affirmative vote of the majority of shares of common stock and Series F convertible preferred stock present in person or represented by proxy at Company’s 2015 Annual Meeting of Stockholders (or any adjournment or postponement thereof) duly held in accordance with our Amended and Restated Bylaws and applicable law; (ii) 5:00 p.m., New York, New York time, on May 23, 2017; (iii) the time at which the Rights are redeemed or exchanged under the Tax Benefit Preservation Plan; (iv) the repeal of Section 382 or any successor status and the Board’s determination that the Tax Benefit Preservation Plan is no longer necessary for preservation of our NOLs; or (v) the beginning of a taxable year of the company to which the Board determines that no NOLs may be carried forward.

Amendment of Terms of Tax Benefit Preservation Plan and Rights

The terms of the Rights and the Tax Benefit Preservation Plan may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Tax Benefit Preservation Plan may be amended without the consent of the holders of Rights in order to (i) cure any ambiguities, (ii) shorten or lengthen any time period pursuant to the Tax Benefit Preservation Plan or (iii) make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Stockholder Rights

The Rights will not have any voting rights. Until a Right is exercised, the holder thereof, as such, will have no separate rights as stockholder of the company.

Anti-Dilution Provisions

The Board may adjust the Exercise Price, the number of Series G preferred stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the common stock, Series F convertible preferred stock or Series G preferred stock.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least 1% of the Exercise Price. No fractional shares of Series G preferred stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Series G preferred stock.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

Certificate of Designation

In connection with the adoption of the Tax Benefit Preservation Plan, on May 23, 2014, we filed a Certificate of Designation of Rights, Preferences and Privileges of Series G Participating Preferred Stock with the Secretary of State of the State of Delaware. Thus Certificate of Designation sets forth the rights, powers and preferences of the Series G preferred stock and has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Registration Rights

We entered into a registration rights agreement in October 2010 with the purchasers in our October 2010 private placement. Subject to the terms of this agreement, the purchasers, or their permitted transferees, were entitled to rights with respect to the registration of these securities under the Securities Act. We filed a registration statement on Form S-1 related these securities, and it was declared effective in August 2011. We agreed to keep the registration statement effective pursuant until the earlier of the date on which all of the registrable securities covered by the registration statement have been sold and the date on which the registrable securities may be immediately sold to the public by non-affiliates without registration or restriction.

On July 31, 2012, in connection with securities purchase agreement pursuant to which we issued and sold 582,524 shares of common stock to Iron Mountain Incorporated (“IMI”), we entered in a registration rights agreement with IMI. Pursuant to this agreement, we agreed to prepare and file a registration statement with the Securities and Exchange Commission at IMI’s request, no later than sixty days following such request, and to keep it continuously effective until the shares covered by the registration statement have been sold or become eligible for sale pursuant to Rule 144 without restriction on the volume of securities that may be sold in any single transaction, assuming for this purpose that the securityholders are not our affiliates. Additionally, under certain circumstances upon the request of the holders of registrable securities under the agreement, we agreed to include their securities in a securities registration that we undertake, and these shares are included in the registration statement of which this prospectus forms a part. We have agreed to bear the expenses incurred in complying with this registration rights agreement. The registration rights agreement also provides that no remedy may be sought by the holders of the registrable securities unless a registration statement covering the registrable securities has not been declared effective by the Securities and Exchange Commission prior to the one year anniversary date of the closing of the securities purchase agreement.

We entered into a registration rights agreement with the investors in our March 2013 private placement. Under the registration rights agreement, we were required to prepare and file with the Securities and Exchange Commission a registration statement under the Securities Act within 45 days after the closing date of the private placement, or, if we are required to file updated financial statements with the Securities and Exchange Commission prior to filing a registration statement, within 20 days after the filing date of the updated financial statements with the Securities and Exchange Commission. Because the registration statement was not declared effective prior to July 26, 2013 (120 days from the date of the closing of the March 2013 private placement), the rate at which dividends accrue on our Series F convertible preferred stock was increased to an annual rate of 12.0% from that date until the registration statement’s effective date of September 19, 2013, at which time the dividend rate reverted to an annual rate of 5.0%. The registration statement must cover the resale from time to time of the shares of common stock issuable upon conversion of the Series F convertible preferred stock and upon exercise of the warrants. We are required to keep the registration statement continuously effective until the earlier of the date on which all securities covered by the registration statement have been sold and the date on which all securities covered by the registration statement may be sold without restriction pursuant to Rule 144. We agreed to bear the expenses incurred in complying with the registration rights agreement.

We also entered into a registration rights agreement with Fortress in connection with the July 2013 Fortress Transactions. Under this registration rights agreement, we were required to prepare and file with the Securities and Exchange Commission a registration statement under the Securities Act within 45 days after the closing date of the Fortress Transactions, or, if we are required to file updated financial statements with the Securities and Exchange Commission prior to filing a registration statement, within 20 days after the filing date of the updated financial statements with the Securities and Exchange Commission. The registration statement must cover the resale from time to time of the shares of common stock issuable upon exercise of the warrants issued to Fortress. We are required to keep the registration statement continuously effective until the earlier of the date on which all securities covered by the registration statement have been sold and the date on which all securities covered by the registration statement may be sold without restriction pursuant to Rule 144. We agreed to bear the expenses incurred in complying with the registration rights agreement.

We also entered into a registration rights agreement with the purchasers in our March 2014 private placement. Under this registration rights agreement, we were required to prepare and file with the Securities and Exchange Commission a registration statement the Securities Act within 60 days after the closing date of such private placement, or, if we are required to file updated financial statements with the Securities and Exchange Commission prior to filing a registration statement, within 20 days after the filing date of the updated financial statements with the Securities and Exchange Commission. The registration statement must cover the resale from time to time of the shares of common stock issued in the private placement or issuable upon exercise of the warrants issued in the private placement. We are required to keep the registration statement continuously effective until the earlier of the date on which all securities covered by the registration statement have been sold and the date on which all securities covered by the registration statement may be sold without restriction pursuant to Rule 144. We agreed to bear the expenses incurred in complying with the registration rights agreement.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder’s approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

In addition, as discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action by Written Consent

Our certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. In addition, our bylaws provide that special meetings of the stockholders may be called only by our board of directors. Our bylaws prohibit a stockholder from calling a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice of Nominations and Proposals

Our bylaws include advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Board Vacancies Filled by Majority of Directors

Vacancies and newly created seats on our board of directors may be filled only by the vote of a majority of the remaining members of our board of directors. Only our board of directors may determine the number of directors on our board of directors. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on our board of directors makes it more difficult to change the composition of our board of directors.

No Cumulative Voting

The Delaware General Corporation Law, or “DGCL,” provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not expressly provide for cumulative voting.

Removal of Directors

Our certificate of incorporation provides that directors may be removed by stockholders only for cause.

Voting Terms of Outstanding Series F Convertible Preferred Stock

The Certificate of Designation provides that for as long as at least 90% of the aggregate number of shares of Sub-Series F-1 issued on the original issue date are outstanding, the holders of such Sub-Series F-1, voting as single class, will be entitled to elect two directors. If less than 90%, but at least 20%, of the shares of Sub-Series F-1 are outstanding, these holders, voting as a single class, will be entitled to elect one director. The holders of Sub-Series F-2 will not be entitled to vote on the directors elected by the holders of Sub-Series F-1.

As of the date hereof, less than 90% of the aggregate number of shares of Sub-Series F-1 are outstanding, as the remainder have been voluntarily converted into common stock at the option of the holders. Therefore, the holders of Sub-Series F-1 shares are entitled to elect one director to our board of directors.

In addition, so long as at least 20% of the aggregate number of the shares of Series F convertible preferred stock issued on the original issue date are outstanding, we will not, without the consent of the holders of at least a majority of the then outstanding shares of Series F convertible preferred stock, voting as a separate class, take certain actions, including making certain changes to our certificate of incorporation and bylaws. The consent of the holders of at least 70% of the then outstanding shares of Series F convertible preferred stock, voting as a separate class, is required for certain asset sales and certain incurrences of debt.

Tax Benefit Preservation Plan

Our Tax Benefit Preservation Plan described above, while principally intended to mitigate the threat that stock ownership changes present to our NOL tax benefits and help preserve the value of those NOL tax benefits, also may have anti-takeover effects. The Tax Benefit Preservation Plan would cause substantial dilution to any person or group that attempts to acquire us without the approval of our Board of Directors. As a result, one effect of the Tax Benefit Preservation Plan may be to make more difficult or discourage any attempt to acquire us even if you believe such acquisition is in your interest as a stockholder. Because our Board of Directors can redeem the rights or approve an acquisition of our securities that the Board believes to be in the best interests of us and our stockholders, the Tax Benefit Preservation Plan should not interfere with a merger or other business combination approved by the Board of Directors. However, such a merger or business combination could result in the loss of our NOL tax benefits due to the operation of Section 382 of the IRC, which fact itself could possibly deter a potential acquiror from seeking to merge with or acquire our company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. The provisions of Delaware law and our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

The following is a general description of warrants that we may issue pursuant to this prospectus and a prospectus supplement to be filed. For a description of outstanding warrants, please see “Description of Capital Stock — 5.0% Series F Convertible Preferred Stock and Warrants Issued in our March 2013 Private Placement — Warrants”, “Description of Capital Stock — Warrants Issued in Connection with Our July 2013 Fortress Transactions,” “Description of Capital Stock — Warrants Issued in Connection with Our March 2014 Private Placement” and “Description of Capital Stock — Warrants Issued In Our October 2010 Private Placement.”

We may issue warrants for the purchase of our preferred stock, common stock or other securities, properties or assets, or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, which terms are not known at this time, including the following:

•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of warrants;
•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
•	the dates on which the right to exercise the warrants shall commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	the antidilution provisions of the warrants, if any;
•	the redemption or call provisions, if any, applicable to the warrants;
•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of us.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and securities. These descriptions do not restate the terms of those agreements or securities in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants. For more information, please review the forms of the relevant agreements filed herewith and which will be filed with the SEC in definitive form if applicable, either with an amendment to the registration statement of which this prospectus forms a part or to a report incorporated by reference into the registration statement, promptly after any offering of warrants and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering Each right will entitle the holder of subscription rights to purchase for cash the number of securities exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the specified time on the expiration date for the rights provided in the applicable prospectus supplement. After such time, all unexercised subscription rights will be void.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the material specific terms and conditions of any offering of subscription rights, which terms are not known at this time, including:

•	whether common stock, preferred stock, or warrants for those securities will be offered under the stockholder subscription rights;
•	the price, if any, for the subscription rights;
•	the exercise price payable for each security upon the exercise of the subscription rights;
•	the number of subscription rights issued to each stockholder;
•	the number and terms of the securities which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	if appropriate, a discussion of material U.S. federal income tax considerations; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and securities. These descriptions do not restate the terms of those agreements or securities in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant agreements filed herewith and which will be filed with the SEC in definitive form if applicable, either with an amendment to the registration statement of which this prospectus forms a part or to a report incorporated by reference into the registration statement, promptly after any offering of subscription rights and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered.

The prospectus supplement will include the followings of any units we may offer, which terms are not known at this time:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units;
•	a discussion of material federal income tax considerations, if applicable; and
•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and securities. These descriptions do not restate the terms of those agreements or securities in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements filed herewith, which will be filed with the SEC in definitive form if applicable, either with an amendment to the registration statement of which this prospectus forms a part or to a report incorporated by reference into the registration statement, promptly after any offering of units and will be available as described under the heading “Where You Can Find More Information.”

SELLING SECURITYHOLDERS

On March 31, 2014 and April 4, 2014, we sold an aggregate of 1,986,622 units at a price of $2.2565 per unit in a private placement to a group of accredited investors for gross proceeds to us of $4.5 million. Each unit consists of one share of common stock and a warrant to purchase one-half of a share of common stock. 943,311 warrants issued on March 31, 2014 have an exercise price of $2.46 per whole share and 50,000 warrants issued on April 4, 2014 have an exercise price of $2.35 per whole share. This private placement was conducted pursuant to Rule 506 under the Securities Act of 1933, and the purchasers of securities in the private placement represented their intention to acquire the securities for investment.

We entered into a registration rights agreement with the investors in this private placement with respect to the securities purchased. Pursuant to this registration rights agreement, we agreed to file with the Securities and Exchange Commission a registration statement covering the resale of all of the applicable securities under the registration rights agreements pursuant to Rule 415 of the Securities Act of 1933. We agreed in the registration rights agreements to use our best efforts to keep the registration statement effective until the shares of our common stock they own covered by this prospectus have been sold or may be sold without registration or prospectus delivery requirements under the Securities Act of 1933, subject to certain restrictions.

We have filed a registration statement with the Securities and Exchange Commission, of which this prospectus forms a part, with respect to the resale of our securities covered by this prospectus from time to time under Rule 415 of the Securities Act of 1933. The securities set forth in the table below are being registered to permit secondary public trading of our securities. Subject to the restrictions described in this prospectus, the selling securityholders may offer our securities covered under this prospectus for resale from time to time. In addition, subject to the restrictions described in this prospectus, the selling securityholders may sell, transfer or otherwise dispose of all or a portion of our securities being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act of 1933. See “Plan of Distribution.”

The table below presents information as of the date of this filing regarding the selling securityholders and the securities that the selling securityholders (and their donees, pledgees, assignees, transferees and other successors in interest) may offer and sell from time to time under this prospectus. More specifically, the following table sets forth as to the selling securityholders:

•	the number of shares of our common stock that the selling securityholders beneficially owned prior to the offering for resale of any of the securities being registered by the registration statement of which this prospectus is a part;
•	the number of securities that may be offered for resale for the selling securityholders’ account under this prospectus; and
•	the number and percent of shares of our common stock to be beneficially owned by the selling securityholders after the offering of the resale securities, assuming all of the resale securities are sold by the selling securityholders and that the selling securityholders do not acquire any other shares of our common stock prior to their assumed sale of all of the resale shares.

The table is prepared based on information supplied to us by the selling securityholders. Although we have assumed for purposes of the table below that the selling securityholders will sell all of the securities offered by this prospectus, because the selling securityholders may offer from time to time all or some of their securities covered under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of securities that will be resold by the selling securityholders or that will be held by the selling securityholders after completion of the resales. In addition, the selling securityholders may have sold, transferred or otherwise disposed of the securities in transactions exempt from the registration requirements of the Securities Act of 1933 since the date the selling securityholders provided the information regarding their securities holdings. Information covering the selling securityholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the securities covered by this prospectus.

The applicable percentages of ownership are based on an aggregate of 14,877,500 shares of our common stock issued and outstanding on April 4, 2014. The number of shares beneficially owned by the selling securityholders is determined under rules promulgated by the Securities and Exchange Commission.

Each of the selling securityholders below has advised us that it is not a broker-dealer nor affiliated with a broker-dealer.

Name(a)	Common Stock Outstanding	Common Stock Issuable upon Exercise Warrants(b)	Maximum Number of Shares of Common Stock That May Be Sold	Common Stock Owned Prior to Completion of the Offering		Common Stock Owned After Completion of the Offering
				Number	Percent	Number	Percent
Lone Star Value Investors, LP(1)	1,288,352	644,176	1,932,528	2,847,228	14.9	914,700	6.1
Stanford C. Finney, Jr. Revocable Living Trust. Mary Clare Finney TTEE(2)	443,164	221,582	664,746	664,746	4.4	—	—
Diker Micro-Cap Fund LP(3)(4)	88,632	44,316	132,948	508,962	3.4	376,014	2.5
Diker Value-Tech Fund LP(3)(5)	27,254	13,627	40,881	443,831	3.0	402,950	2.7
Diker Value-Tech QP Fund LP(3)(6)	39,220	19,610	58,830	669,261	4.5	610,431	4.1
Pergament Multi-Strategy Opportunities, LP(7)	100,000	50,000	150,000	460,470	3.1	310,470	2.1
Total	1,986,622	993,311	2,979,933

(a)	Information concerning other selling security holders will be set forth in one or more prospectus supplements from time to time, if required.
(b)	The warrants included in this table will become exercisable on September 31, 2014, subject to certain ownership limitations set forth therein, except that the warrant held by Pergament Multi-Strategy Opportunities, LP will become exercisable on October 4, 2014.
(1)	Lone Star Value Management, LLC exercises contractual voting and investment control over securities held by Lone Star Value Investors, LP. Jeffrey E. Eberwein, the Chairman of our Board of Directors, is the managing member of Lone Star Value Management, LLC and may be deemed to beneficially own these securities. Common Stock Owned Prior to Completion of the Offering includes common stock issuable upon exercise of 644,176 warrants that are not exercisable until September 30, 2014 and for which the underlying shares are not “beneficially owned” as of the date of this filing.
(2)	Mary Clare Finney is the trustee of the selling securityholder and exercises voting and dispositive power over these securities.
(3)	Mark Diker is the CEO of Diker Management, may be deemed to have voting and dispositive power over these shares, and disclaims beneficial ownership except to the extent of any pecuniary interest therein.
(4)	Common Stock Owned Prior to Completion of the Offering includes common stock issuable upon exercise of 121,212 warrants and conversion of 242,425 shares our 5.0% Series F Convertible Preferred Stock.
(5)	Common Stock Owned Prior to Completion of the Offering includes common stock issuable upon exercise of 90,158 warrants and conversion of 180,315 shares our 5.0% Series F Convertible Preferred Stock.
(6)	Common Stock Owned Prior to Completion of the Offering includes common stock issuable upon exercise of 152,267 warrants and conversion of 304,533 shares our 5.0% Series F Convertible Preferred Stock.
(7)	Steven T. Brown is the Portfolio Manager for Pergament Multi-Strategy Opportunities, LP and exercises voting and dispositive power over these securities. Common Stock Owned Prior to Completion of the Offering includes common stock issuable upon exercise of 100,000 warrants and conversion of 200,000 shares our 5.0% Series F Convertible Preferred Stock.

PLAN OF DISTRIBUTION

We or the selling securityholders (which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock, interests in shares of common stock or warrants received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer) may, from time to time, sell, transfer or otherwise dispose of our securities offered hereby through underwriters, dealers or agents or directly to purchasers on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We or the selling securityholders may use any one or more of the following methods when disposing of securities or interests therein:

•	on any national securities exchange or quotation service on which our common stock may be listed at the time of sale, in the case of sales of our common stock;
•	in transactions other than on such exchanges;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per security;
•	a combination of any such methods of sale; or
•	any other method permitted by applicable law.

We will describe the terms of any offering of the securities by us in a prospectus supplement, information incorporated by reference or related free writing prospectus, including:

•	the name or names of any underwriters, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering price;
•	any delayed delivery arrangements;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or related free writing prospectus are underwriters of the securities offered thereby.

By Underwriters

We or the selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.

•	In such an event, the offered securities will be acquired by the underwriters for their own account.
•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.
•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We or the selling securityholders may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•	to purchase from us or the selling securityholders up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or
•	to purchase from us or the selling securityholders up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We or the selling securityholders may use a dealer to sell our securities.

•	If we or the selling securityholders use a dealer, we or the applicable selling securityholder(s), as principal, will sell our securities to the dealer.
•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

By Agents

We or the selling securityholders may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we or the applicable selling securityholder(s) will pay to the agent in the prospectus supplement.
•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a reasonable best efforts basis to solicit offers to purchase and purchases for the period of their appointment.
•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.
•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.
•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We or the selling securityholders may directly solicit offers to purchase our securities, and we or the selling securityholders may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information Regarding Underwriters

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may agree to indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

General Information Regarding Selling Securityholders

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of such shares or such interests, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock, as the case may be, in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge such stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of such stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale of securities by selling securityholders.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

FINRA Matters

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

The validity of 2,979,933 shares of common stock offered by the selling securityholders under this prospectus has been passed upon for us by Andrews Kurth LLP, Austin, Texas.

The validity of any securities offered by us after the date hereof will be passed upon for us by Andrews Kurth LLP, Austin, Texas. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by the underwriters’ counsel identified in the applicable prospectus supplement.

EXPERTS

PMB Helin Donovan, LLP, an independent registered public accounting firm, has audited our consolidated financial statements at October 31, 2013 and 2012, and for each of the two years in the period ended October 31, 2013, incorporated in this registration statement by reference to our Form 10-K for the year ended October 31, 2013. Our consolidated financial statements are incorporated by reference herein in reliance on the report of PMB Helin Donovan, LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents that contain such information. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended October 31, 2013, filed with the SEC on January 23, 2014;
•	our Definitive Proxy Statement filed with the SEC on February 14, 2014;
•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended January 31, 2014, filed with the SEC on March 7, 2014, and for the fiscal quarter ended April 30, 2014, filed with the SEC on June 9, 2014;
•	our Current Reports on Form 8-K filed with the SEC on November 7, 2013, November 25, 2013, November 27, 2013, December 13, 2013, December 20, 2013, January 15, 2014, January 24, 2014, February 18, 2014, March 14, 2014, March 27, 2014, March 31, 2014, April 8, 2014, April 29, 2014, May 23, 2014 and June 18, 2014 (excluding any information furnished and not filed with the SEC) and our amended Current Report on Form 8-K/A filed on March 14, 2014;
•	the description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on August 24, 2011, as updated or amended in any amendment or report filed for such purpose; and

•	the description of our stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on May 23, 2014, as updated or amended in any amendment or report filed for such purpose.

We also incorporate all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise in each case, (excluding any information furnished and not filed with the SEC). Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: Crossroads Systems, Inc., 11000 North Mo-Pac Expressway, Austin, TX 78759, phone number (512) 349-0300.

Information contained on our website, http://www.crossroads.com, is not a prospectus and does not constitute part of this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document.